Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

$40.2 million in Q4 Revenue, an increase of 11% over Q3 Revenue

SAN DIEGO, Calif. – February 4, 2008 - Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon solutions to enable connected home entertainment, today reported its fourth quarter and fiscal year results for the period ended December 31, 2007. Entropic reported fourth quarter net revenues of $40.2 million. In accordance with generally accepted accounting principles (GAAP), the company recorded a fourth quarter net loss of $0.5 million or $0.02 per share (basic and diluted). Non-GAAP net income in the fourth quarter was $3.2 million or $0.05 per diluted share.

“2007 was a tremendous year for the company. We executed on our business plans – growing revenue and net income to record levels, acquiring two companies and completing our initial public offering” said Patrick Henry, Chairman and Chief Executive Officer of Entropic Communications. “We ended the year with a significant milestone of shipping our 10 millionth c.LINK® chipset. In 2008, we anticipate continued expansion of our customer base as we drive the adoption of our connected home entertainment technologies worldwide.”

	Q4 2007	Q3 2007			Non-GAAP Combined results of Entropic and RF Magic for periods shown[1]
			Years ended Dec. 31,		Years ended Dec. 31,
(In millions, except per share data)			2007	2006	2007	2006
Net revenues	$40.2	$36.1	$122.5	$41.5	$137.6	$67.7
GAAP net loss	($0.5)	($6.7)	($32.1)	($7.2)	n/a	n/a
GAAP net loss per share (basic and diluted)	($0.02)	($0.53)	($2.47)	($1.66)	n/a	n/a
Non-GAAP net income (loss)[2]	$3.2	$2.3	$3.5	($6.6)	$1.6	($7.9)
Non-GAAP net income (loss) per share[2]	$0.05	$0.03	$0.06	($0.18)	$0.03	($0.19)

1.	The combined results of Entropic and RF Magic are presented as if the companies were combined at the beginning of the periods shown. The acquisition closed on June 30, 2007.

2.	Please refer to the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

Fourth Quarter Highlights

Product and company highlights include:

•	Announced the availability of the industry’s first MoCA 1.1 enabled chipset and delivered a live demonstration of MoCA 1.1 functionality at the MoCA technical conference in Austin

•	Integrated our Channel Stacking Switch technology into DIRECTV’s MFH2 product line to cost-effectively deliver high volumes of HD programming to multi-dwelling units over a single wire

•	Enhanced our c.LINK Access solution with robust new feature sets including multicast filtering, Internet Group Management Protocol, IP Type of Service mapping and virtual LAN support

•	Partnered with Hannet Telecom to deliver broadband solutions and enable triple-play services for Korean MSO deployments – the first of which, with ABN, was announced in November

•	Announced the first European deployment of our c.LINK Access technology with CAIW in the Netherlands

•	Partnered with Browan to deliver enhanced broadband communication services to several cities and provinces in China

•	Released a joint reference design incorporating our silicon TV tuner with STMicroelectronics for digital video broadcasting over cable (DVB-C) set-top box applications

•	Expanded our international reach with the opening of Entropic Shenzhen in the People’s Republic of China

•	Completed our initial public offering

•	Shipped our 10 millionth c.LINK chipset

For More Information

Entropic management will be holding a conference call today, February 4, 2008, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the Company’s results for the fourth quarter of fiscal 2007 and to provide guidance for the first quarter of fiscal 2008. You may access the conference call via any of the following:

Teleconference:	719-325-4848

Conference ID:	7314974

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	719-457-0820

About Entropic Communications

Entropic Communications, Inc. is a leading fabless semiconductor company that designs, develops and markets system solutions that enable connected home entertainment. The company’s technologies significantly change the way high-definition television-quality video and other multimedia content such as movies, music, games and photos are brought into and delivered throughout the home. For more information please visit: www.entropic.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the expansion of Entropic’s customer base and the adoption of Entropic technology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, the effects of competition; Entropic’s dependence on a limited number of customers and ultimately service providers; Entropic’s ability to introduce new and enhanced products on a timely basis; the risk that the market for high-definition television-quality video and other multimedia content delivery solutions based on the MoCA standard may not develop as anticipated; the effect of intellectual property rights claims; risks related to Entropic’s international operations; and other factors discussed in the "Risk Factors" section of Entropic’s final prospectus filed with the SEC on December 6, 2007. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Investor Contact:

Debra Hart

Director, Investor Relations

858/625-3200, ext. 355

debra.hart@entropic.com

Media Contact:

Susan Huberman	Richard Tso
VP, Corporate Communications	GlobalFluency
858/625-3200, ext. 348	650/433-4153
shuberman@entropic.com	rtso@globalfluency.com

# # #

ENTROPIC COMMUNICATIONS, INC.

GAAP Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended			Years Ended December 31,
	December 31, 2007	September 30, 2007	December 31, 2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$40,168	$36,144	$16,548	$122,545	$41,471
Cost of net revenues	21,705	21,999	12,713	76,196	31,099

Gross profit	18,463	14,145	3,835	46,349	10,372
Operating expenses:
Research and development	12,423	11,923	3,449	35,235	11,601
Sales and marketing	3,706	3,283	1,172	10,348	4,112
General and administrative	3,625	2,706	678	8,729	2,192
Write-off of in-process research and development	—	—	—	21,400	—
Amortization of purchased intangibles	1,296	1,296	—	2,634	—

Total operating expenses	21,050	19,208	5,299	78,346	17,905

Loss from operations	(2,587)	(5,063)	(1,464)	(31,997)	(7,533)
Other income (expense), net	2,101	(1,583)	(9)	31	482

Net loss before accretion of redeemable convertible preferred stock	(486)	(6,646)	(1,473)	(31,966)	(7,051)
Accretion of redeemable convertible preferred stock	(23)	(32)	(31)	(118)	(126)

Net loss attributable to common shareholders	$(509)	$(6,678)	$(1,504)	$(32,084)	$(7,177)

Net loss per share attributable to common shareholders (basic and diluted)	$(0.02)	$(0.53)	$(0.33)	$(2.47)	$(1.66)

Weighted average shares (basic and diluted)	27,494	12,506	4,601	13,011	4,325

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share amounts)

This press release contains the following non-GAAP financial measures: non-GAAP net revenues, net income (loss) and net income (loss) per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Our years ended 2006 and 2007 and three months ended December 31, 2006 non-GAAP net revenues, net income (loss) and net income (loss) per share include the corresponding items from RF Magic during such periods, as if the acquisition of RF Magic had occurred at the beginning of such periods. Additionally, our non-GAAP net income (loss) and net income (loss) per share exclude stock-based compensation expense, inventory step-up costs, amortization of developed technology and purchased intangible assets, and in-process research and development charges, and reflect certain additional non-GAAP adjustments detailed in the footnotes to the following table.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended
	December 31, 2007	September 30, 2007	December 31, 2006
			December 31, 2006	December 31, 2006 Non-GAAP Combined Adjustments		December 31, 2006 Non-GAAP Combined
Net revenues*	$40,168	$36,144	$16,548	$8,910		$25,458

GAAP* net (loss) income attributable to common shareholders	$(509)	$(6,678)	$(1,504)	$366		$(1,138)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	71	85	—	1		1
Research and development	1,215	1,476	66	18		84
Sales and marketing	489	475	35	8		43
General and administrative	918	918	47	11		58

Total stock-based compensation	2,693	2,954	148	38		186
Acquisition-related items:
Amortization of inventory step-up charges to cost of net revenues	687	2,062	—	—		—
Amortization of purchased intangible assets:						—
Cost of net revenues	1,240	1,240	—	—		—
Operating expenses	1,296	1,296	—	—		—
In-process research and development	—	—	—	—		—
Loss (gain) on fair value of preferred stock warrant liabilities	(2,180)	1,395	227	—		227

Total of non-GAAP adjustments	3,736	8,947	375	38		413

Non-GAAP net income (loss)	$3,227	$2,269	$(1,129)	$404		$(725)

GAAP* weighted average shares (basic and diluted)	27,494	12,506	4,601	5,898	(b)	10,499
Non-GAAP adjustment for dilutive shares (a)	7,950	8,506	—	—		—
Non-GAAP adjustment for assumed conversion of redeemable convertible preferred stock (c)	32,697	44,897	31,854	—		31,854

Non-GAAP weighted average shares (diluted)	68,141	65,909	36,455	5,898		42,353

GAAP* net income (loss) per share (basic and diluted)	$(0.02)	$(0.53)	$(0.33)			$(0.11)
Non-GAAP adjustments detailed above (a) (b) (c)	0.07	0.56	0.30			0.09

Non-GAAP net income (loss) per share (diluted)	$0.05	$0.03	$(0.03)			$(0.02)

*	Financial items are GAAP except to the extent indicated in the headings in this table.

(a)	Shares included for calculating diluted earnings per share for periods with non-GAAP net income. For the periods shown with a net loss, no shares were included for the diluted earnings per share calculation, as including such shares would be antidilutive.

(b)	Non-GAAP adjustment represents the common shares outstanding for RF Magic as if combined with Entropic Communications at the beginning of the periods shown.

(c)	Non-GAAP adjustment to weighted average shares represents the assumed conversion of redeemable convertible preferred stock into common stock as of the later of their issuance or the beginning of their respective periods for the periods presented.

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share amounts)

	Years Ended
	2007			2006
	2007 without RF Magic	2007 Non-GAAP Combined Adjustments	2007 Non-GAAP Combined	2006 without RF Magic	2006 Non- GAAP Combined Adjustments	2006 Non- GAAP Combined
Net revenues*	$122,545	$15,024	$137,569	$41,471	$26,183	$67,654

GAAP* net (loss) income attributable to common shareholders	$(32,084)	$(2,272)	$(34,356)	$(7,177)	$(1,477)	$(8,654)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	159	13	172	—	2	2
Research and development	3,141	105	3,246	114	37	151
Sales and marketing	1,174	78	1,252	56	16	72
General and administrative	2,044	121	2,165	52	37	89

Total stock-based compensation	6,518	317	6,835	222	92	314
Acquisition-related items:
Amortization of inventory step-up charges to cost of net revenues	2,749	—	2,749	—	—	—
Amortization of purchased intangible assets:			—			—
Cost of net revenues	2,480	—	2,480	—	—	—
Operating expenses	2,635	—	2,635	—	—	—
In-process research and development	21,400	—	21,400	—	—	—
Loss (gain) on fair value of preferred stock warrant liabilities	(173)	—	(173)	401	—	401

Total of non-GAAP adjustments	35,609	317	35,926	623	92	715

Non-GAAP net income (loss)	$3,525	$(1,955)	$1,570	$(6,554)	$(1,385)	$(7,939)

GAAP* weighted average shares (basic and diluted)	13,011	2,949 (b)	15,960	4,325	5,898 (b)	10,223
Non-GAAP adjustment for dilutive shares (a)	7,731	—	7,731	—	—	—
Non-GAAP adjustment for assumed conversion of redeemable convertible preferred stock (c)	35,354	—	35,354	31,561	—	31,561

Non-GAAP weighted average shares (diluted)	56,096	2,949	59,045	35,886	5,898	41,784

GAAP* net income (loss) per share (basic and diluted)	$(2.47)		$(2.15)	$(1.66)		$(0.85)
Non-GAAP adjustments detailed above (a) (b) (c)	2.53		2.18	1.48		0.66

Non-GAAP net income (loss) per share (diluted)	$0.06		$0.03	$(0.18)		$(0.19)

*	Financial items are GAAP except to the extent indicated in the headings in this table.
(a)	Shares included for calculating diluted earnings per share for periods with non-GAAP net income. For the periods shown with a net loss, no shares were included for the diluted earnings per share calculation, as including such shares would be antidilutive.

(b)	Non-GAAP adjustment represents the common shares outstanding for RF Magic as if combined with Entropic Communications at the beginning of the periods shown.

(c)	Non-GAAP adjustment to weighted average shares represents the assumed conversion of redeemable convertible preferred stock into common stock as of the later of their issuance or the beginning of their respective periods for the periods presented.

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$51,533	$5,928
Marketable securities	2,965	7,746
Accounts receivable, net	24,489	7,453
Inventory	15,332	5,972
Prepaid expenses and other current assets	2,238	453

Total current assets	96,557	27,552
Property and equipment, net	8,952	2,975
Intangible assets, net	34,145	—
Goodwill	86,256	—
Other long-term assets	416	697

Total assets	$226,326	$31,224

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	18,909	6,814
Accrued payroll and benefits	4,253	864
Deferred revenues	303	300
Current portion of line of credit and loans payable	2,860	—
Current portion of software licenses and capital lease obligations	384	709

Total current liabilities	26,709	8,687
Stock repurchase liability	1,765	282
Lines of credit and loans payable	5,547	—
Software licenses and capital obligations, less current portion	—	380
Preferred stock warrant liabilities	—	811
Other long-term liabilities	1,907	—
Commitments and contingencies
Redeemable convertible preferred stock	—	80,379
Stockholders’ equity (deficit)	190,398	(59,315)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$226,326	$31,224